UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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FIRST UNITED CORPORATION
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER MICHAEL J. DRISCOLL, ED.D ETHAN C. ELZEN LISA NARRELL-MEAD
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Driver Management Company LLC, together with the other participants named herein (collectively, "Driver"), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of director nominees at the upcoming annual meeting of shareholders of First United Corporation, a Maryland corporation (the “Company”).

Item 1: On January 9, 2020, Driver delivered the following letter to the Company’s Independent Directors:

Driver Management Company LLC

January 9, 2020

First United Corporation
19 South Second Street
Oakland, MD 21150
c/o Ms. Tonya Sturm, Secretary
Attn: Mmes. Kathryn Burkey, Elaine McDonald and Marisa Shockley, and Messrs. John Barr, Brian Boal, Robert Kurtz, Gary Ruddell, Robert Rudy and Andrew Walls

Via email

Ladies and Gentlemen,

Thank you for both acknowledging and rectifying one of the many obstacles that First United Corporation (“First United” or the “Company”) placed in the way of allowing shareholders to fully exercise their fundamental right to elect the directors of their choosing by implementing a plurality voting standard for the upcoming contested election at the Company’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”). Aside from this, however, we do not understand why First United chose to address this issue only with respect to the 2020 Annual Meeting and through a board resolution, rather than by eliminating this threat to the shareholder franchise permanently with a bylaw amendment. We do not believe this type of slapdash, “stick a band-aid on it” like approach to correcting the Company’s pervasive corporate governance shortcomings inspires shareholder confidence in First United’s board of directors (the “Board”), nor does it address the perceived disregard for shareholders’ rights.

There remain other opportunities for the Board to demonstrate that it is committed to “addressing changing shareholder expectations and evolving corporate governance practices,” and to allow shareholders the full exercise of their franchise at the 2020 Annual Meeting. Indeed, one such immediate opportunity is for First United to promptly provide us with a complete list of the Company’s record and beneficial shareholders (the “Shareholder Lists”), as we previously requested in our prior letters to First United’s CFO and Secretary Tonya Strum. This would level the playing field by providing us with the same access to shareholders as First United currently enjoys.

While we acknowledge that we cannot legally compel First United to provide us with the Shareholder Lists under Maryland law, we note that the law also does not prohibit the Company from voluntarily granting us access to the Shareholder Lists. This is a fundamental question of fairness and respect for shareholder rights. You have retained experienced advisors (at shareholders’ expense) who have likely explained the inherent advantage afforded to a Maryland corporation facing a proxy contest because, unlike in Delaware and other shareholder-friendly jurisdictions, Maryland corporate law severely limits shareholders’ ability to request and receive, as a legal right, a copy of the shareholder list. First United can choose to exploit this inequitable outcome for its own benefit in the upcoming proxy contest, but there is nothing that prevents the Company from voluntarily providing us with a copy of the Shareholder Lists. Doing so would allow First United to signal a commitment to a fair election process and begin to demonstrate that the Board places sound corporate governance ahead of its own self-interests.

We hope to bypass the avoidable back-and-forth that typically would accompany such a request, such as a prolonged exchange of letters to and from our respective counsels laying out the contours of Maryland corporate law or suggesting that First United has the option of mailing Driver’s solicitation materials under Rule 14a-7 of the Securities Exchange Act of 1934, as amended. To be clear, we have no interest in giving the Company control over the mailing of our proxy materials, and we therefore request that your response indicate only whether First United will indeed provide us with access to the Shareholder Lists. We would view any refusal to provide the Shareholder Lists as a clear sign that the Board will seek to exploit every available advantage afforded under Maryland law, regardless of how such tactics would impact the fairness of the director election process.

Similarly, please spare us any empty rhetoric suggesting that granting us access to the Shareholder Lists would somehow prejudice other shareholders. Given our view that the Board has little care to address shareholders’ rights and concerns, such an argument would not only be disingenuous, but deeply offensive. To the extent that any real concerns exist, they can no doubt be addressed. We stand ready and willing to work with First United to fashion any appropriate solution that would provide us access to the Shareholder Lists and allow First United to demonstrate its respect for shareholder rights. For the avoidance of doubt, we are prepared to compensate the Company for the reasonable costs associated with the production of the Shareholder Lists and to sign an appropriate confidentiality agreement covering the information included therein.

Thank you in advance for your prompt response,

/s/ Abbott Cooper

J. Abbott R. Cooper
Managing Member
Driver Management Company LLC

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of First United Corporation, a Maryland corporation (the “Corporation”).

DRIVER STRONGLY ADVISES ALL STOCKHOLDERS OF THE CORPORATION TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

Participants in the Solicitation

The participants in the proxy solicitation are anticipated to be Driver Management Company LLC (“Driver Management”), Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Michael J. Driscoll, Ed.D, Lisa Narrell-Mead and Ethan C. Elzen.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 365,212 shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”). As of the date hereof, Driver Opportunity beneficially owns directly 360,637 shares of Common Stock. Driver Management, as the general partner of Driver Opportunity, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. Mr. Cooper, as the Managing Member of Driver Management, may be deemed to beneficially own the shares of Common Stock directly beneficially owned by Driver Opportunity. As of the date hereof, Dr. Driscoll directly beneficially owns 3,500 shares of Common Stock. As of the date hereof, Ms. Narrell-Mead directly beneficially owns 650 shares of Common Stock. As of the date hereof, Mr. Elzen directly beneficially owns 425 shares of Common Stock.

Item 2: On January 10, 2020, the following material was posted by Driver to www.RenovateMyBank.com:

RENOVATE MY BANK

NEWS & RESOURCES

NEWS & RESOURCES

Important Materials

Letter to Lead Director, First United

JANUARY 9, 2020

What's Wrong With This Picture? Part 1: Where Are the Analyses?

JANUARY 6, 2020

Press Release: Driver Management Sends Letter to the Independent Directors of First United Corporation

DECEMBER 16, 2019 | *BUSINESS WIRE*

Recent News Coverage

Driver Management Pushes Small-Bank M&A

OCTOBER 11, 2019 | *INSTITUTIONAL INVESTOR*

First United's engagement with Driver is tepid, activist says

OCTOBER 4, 2019 | *ACTIVISTMONITOR*

First United in Maryland faces more pressure to sell

OCTOBER 1, 2019 | *AMERICAN BANKER*

Firm urges First United board to explore sale

SEPTEMBER 29, 2019 | *THE DOMINION POST*

First United, Sunrun and Other 13D Filings

SEPTEMBER 13, 2019 | *BARRON'S*

Activist investor raises stake in First United Bank and Trust as push for sale continues

SEPTEMBER 12, 2019 | *BALTIMORE BUSINESS JOURNAL*

Activist investor presses First United in Maryland to sell

SEPTEMBER 6, 2019 | *AMERICAN BANKER*

Activist investor Driver Management presses anew for First United Bank to sell itself

SEPTEMBER 4, 2019 | *REUTERS*

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